Press Release
Exhibit 99.1

FOR IMMEDIATE RELEASE

DOLLAR THRIFTY AUTOMOTIVE GROUP
COMPLETES $450 MILLION SENIOR SECURED
CREDIT FACILITY

Tulsa, Oklahoma, February 17, 2012:  Dollar Thrifty Automotive Group, Inc. (NYSE: DTG) today announced the completion of a new five-year $450 million senior secured credit facility that significantly enhances the Company’s liquidity, as well as its operating and financing flexibility.  The new senior secured credit facility increases the Company’s available revolving credit capacity by approximately $220 million compared to the Company’s previous facility, and extends the maturity date to 2017 from 2013.   In addition to incremental financing capacity available for general corporate purposes or the issuance of letters of credit, the new facility provides the Company with greatly improved flexibility to manage growth initiatives and capital structure initiatives.  In this regard, the new facility provides for restricted payments for the purposes of making share repurchases and / or paying dividends, provides greater flexibility for completion of acquisitions, and permits the incurrence of additional indebtedness by the Company.

“The completion of this new facility marks the final step in restructuring the Company’s financing facilities on more favorable terms while also significantly extending maturity dates.  We greatly appreciate the support of our lending group and are very pleased with the outcome of the credit facility renewal,” said Scott L. Thompson, President and Chief Executive Officer.  “The Company has a substantial cash position, no corporate leverage, and continues to generate significant operating cash flow.   Those attributes, combined with a senior secured credit facility that provides the Company with increased operational and financial flexibility will allow us to continue in our quest to maximize profitability and shareholder value.”

Pricing under the new senior secured credit facility is grid based with a spread above LIBOR that will range from 300 basis points to 350 basis points, based upon availability under the facility.  Commitment fees under the new facility will equal 50 basis points on unused capacity.  The new facility contains various financial and other covenants, including, among others, limitations on liens, investments, restricted payments and the incurrence of debt, as well as requirements to maintain a minimum interest coverage ratio, minimum Corporate Adjusted EBITDA and a maximum leverage ratio.

About Dollar Thrifty Automotive Group, Inc.

Through its Dollar Rent A Car and Thrifty Car Rental brands, the Company has been serving value-conscious leisure and business travelers since 1950.  The Company maintains a strong presence in domestic leisure travel in virtually all of the top U.S. and Canadian airport markets, and also derives a significant portion of its revenue from international travelers to the U.S. under contracts with various international tour operators.  Dollar and Thrifty have approximately 280 corporate locations in the United States and Canada, with approximately 5,900 employees located mainly in North America.  In addition to its corporate operations, the Company maintains global service capabilities through an expansive franchise network of approximately 1,300 franchises in 82 countries.  For additional information, visit www.dtag.com or the brand sites at www.dollar.com and www.thrifty.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” about our expectations, plans and performance. These statements use such words as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan” and similar expressions. These statements do not guarantee future performance and Dollar Thrifty Automotive Group, Inc. assumes no obligation to update them.  Risks and uncertainties relating to our business that could materially affect our future results include:

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constraints on our growth and profitability given the challenges we face in increasing our market share in the key airport and local markets we serve, high barriers to entry in the insurance replacement market, capital and other constraints on expanding company-owned stores internationally and the challenges we would face in further reducing our expenses;

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the impact of the continuing volatility in the global financial and credit markets, and concerns about global economic prospects that could materially adversely affect consumer discretionary spending, including for leisure travel on which we are substantially dependent;

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the impact of pending and future U.S. governmental action to address budget deficits through reductions in spending and similar austerity measures, which could materially adversely affect unemployment rates and consumer spending levels;

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the impact of developments outside the United States, such as the sovereign credit issues in certain countries in the European Union, which could affect the relative volatility of global credit markets generally, and the continuing significant political unrest and other concerns involving certain oil-producing countries, which has contributed to price volatility for petroleum products, and in recent periods higher average gasoline prices, which could affect both broader economic conditions and consumer spending levels;

•	the impact of pricing and other actions by competitors;
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our ability to manage our fleet mix to match demand and meet our target for vehicle depreciation costs, particularly in light of the significant level of risk vehicles (i.e., those vehicles not acquired through a guaranteed residual value program) in our fleet and our exposure to the used vehicle market;

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the cost and other terms of acquiring and disposing of automobiles and the impact of conditions in the used vehicle market on our vehicle cost, including the impact on vehicle depreciation costs in 2012 based on pricing volatility in the used vehicle market;

•	our ability to reduce our fleet capacity as and when projected by our plans;
•	the strength of the U.S. automotive industry, particularly in light of our dependence on vehicle supply from U.S. automotive manufacturers;
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airline travel patterns, including disruptions or reductions in air travel resulting from capacity reductions, pricing actions, severe weather conditions, industry consolidation or other events, particularly given our dependence on leisure travel;

•	access to reservation distribution channels, particularly as the role of the Internet and mobile applications increases in the marketing and sale of travel-related services;
•	the effectiveness of actions we take to maintain a low cost structure and to manage liquidity;
•	the impact of repurchases of our common stock pursuant to our share repurchase program;
•	our ability to obtain cost-effective financing as needed without unduly restricting our operational flexibility;
•	our ability to comply with financial covenants, and the impact of those covenants on our operating and financial flexibility;
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whether our preliminary expectations about our federal income tax position, after giving effect to the impact of the Tax Relief, Unemployment Insurance Reauthorization and Job Creation Act of 2010, are affected by changes in our expected fleet size or operations or further legislative initiatives relating to taxes in the United States or elsewhere;

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our ability to continue to defer the reversal of prior period tax deferrals and the availability of accelerated depreciation payments in future periods, the lack of either of which could result in material cash federal income tax payments in future periods;

•	the cost of regulatory compliance, costs and other effects of potential future initiatives, including those directed at climate change and its effects, and the costs and outcome of pending litigation;
•	disruptions in the operation or development of information and communication systems that we rely on, including those relating to methods of payment;
•	local market conditions where we and our franchisees do business, including whether franchisees will continue to have access to capital as needed; and
•	the impact of other events that can disrupt consumer travel, such as natural and man-made catastrophes, pandemics, social unrest and actual and perceived threats or acts of terrorism.

Forward-looking statements should be considered in light of information in this press release and other filings we make with the Securities and Exchange Commission.

Contacts:

Financial:
H. Clifford Buster III
Chief Financial Officer
(918) 669-3277

Investor Relations:
Anna Bootenhoff
Investor Relations and Corporate Communications
(918) 669-2236
Anna.Bootenhoff@dtag.com